Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 8, 2021, with respect to the consolidated financial statements of Sharecare, Inc. included in Amendment No. 3 to the Registration Statement (Form S-4 No. 333-253113) and related proxy statement/prospectus of Falcon Capital Acquisition Corp. for the registration of its common stock.

/s/ Ernst & Young LLP

Atlanta, Georgia

May 26, 2021